QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

[LITTLEJOHN FRAZER CHARTERED ACCOUNTANTS LETTERHEAD]

The Board of Directors Advent Capital (Holdings) Plc Third Floor, One America Square 17 Crosswall LONDON EC2N 2LB	OUR REF: A1779/CP/TS YOUR REF:
5 November 2002

Dear Sirs

        We consent to the inclusion of our report dated 5 July 2002 ("Report') with respect to the Group Financial Statements of Advent Capital (Holdings) Plc for the year ended 31 December 2001 which comprise the Group Profit and Loss Account, the Group Balance Sheet, the Group Cash Flow Statement, the Company Balance Sheet and the related notes, which report appears in the Form 8-K/A of Zenith National Insurance Corp. dated 23 August 2002 filed with the United States Securities and Exchange Commission.

        We also consent to the incorporation by reference of the Report in the Registration Statements on Form S-8 (File Nos. 33-8948, 33-22219, 333-04399, 333-79199 and 333-62798). Zenith National Insurance Corp. may rely on this consent in including our Report in the above referenced Form 8-K/A.

Yours faithfully

/s/  LITTLEJOHN FRAZER
Littlejohn Frazer

QuickLinks

  Exhibit 23.1